UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2013

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street
Findlay, Ohio		45840-3229
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2013, certain subsidiaries of Marathon Petroleum Corporation, a Delaware corporation (the “Company” or “we” or “us”), entered into a three-year, $1.3 billion accounts receivable securitization facility (the “A/R Facility”) to replace the previously existing accounts receivable securitization facility that was set to expire on June 30, 2014. The A/R Facility will provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries.

The documentation for the A/R Facility includes (i) a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) by and among Marathon Petroleum Company LP, a Delaware limited partnership and a wholly owned subsidiary of the Company (the “Originator”), MPC Trade Receivables Company LLC, a Delaware limited liability company and a bankruptcy-remote special purpose entity that is a wholly owned subsidiary of the Originator (“Trade Receivables SPE”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent, certain committed purchasers and conduit purchasers party thereto from time to time (the “Purchasers”), and certain other financial institutions party thereto from time to time as managing agents and letter of credit issuers, and (ii) a Second Amended and Restated Receivables Sale Agreement (the “Second Amended and Restated Receivables Sale Agreement”) by and between the Originator and Trade Receivables SPE. The Second Amended and Restated Receivables Sale Agreement amends and restates the previously effective Amended and Restated Receivables Sale Agreement, dated as of October 1, 2011, in its entirety.

Pursuant to the Second Amended and Restated Receivables Sale Agreement, the Originator will sell and/or contribute, on an ongoing basis, its trade receivables (including trade receivables acquired from Marathon Petroleum Trading Canada LLC, a wholly owned subsidiary of the Originator), together with all related security and interests in the proceeds thereof, to Trade Receivables SPE in exchange for a combination of cash, equity and/or a subordinated note issued by Trade Receivables SPE to the Originator. Pursuant to the Receivables Purchase Agreement, Trade Receivables SPE may, from time to time, finance its acquisition of the trade receivables by selling interests in such trade receivables, together with all related security and interests in the proceeds thereof, to the Purchasers in exchange for cash proceeds. Collections on the trade receivables are used to pay any outstanding obligations owed to the Purchasers under the Receivables Purchase Agreement and are required to be set aside and held in trust for such purpose. Any excess collections not required to be set aside are distributed to the Originator as repayments on the subordinated note issued by Trade Receivables SPE to the Originator or as a return on the Originator’s equity in Trade Receivables SPE.

The Receivables Purchase Agreement and the Second Amended and Restated Receivables Sale Agreement include customary representations and covenants made by the Originator and Trade Receivables SPE. The trade receivables that are eligible to be sold to the Purchasers pursuant to the A/R Facility are subject to customary criteria, limits and reserves. The Receivables Purchase Agreement provides for certain Amortization Events (as defined therein) upon the occurrence of which the Purchasers may terminate further purchases of interests in the trade receivables and impose default fees. Trade Receivables SPE pays CP Costs or Yield (each as defined in the Receivables Purchase Agreement) with respect to amounts advanced under the A/R Facility. The calculation of CP Costs and Yield will vary based on the funding alternatives and will be calculated at the applicable rates described in the Receivables Purchase Agreement. In addition, the Receivables Purchase Agreement also provides for the issuance of letters of credit up to an initial amount of $1.25 billion. Trade Receivables SPE has granted The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent on behalf of the Purchasers, a security interest in all of its assets to secure its obligations under the Receivables Purchase Agreement.

The amount of credit exposure of the Purchasers outstanding at any one time under the Receivables Purchase Agreement is limited to $1.3 billion. As of December 23, 2013, there were no trade receivable purchases or letters of credit outstanding under the A/R Facility. The A/R Facility is for an initial three-year term and may be extended in accordance with the terms of the Receivables Purchase Agreement.

The Originator serves as the servicer of the trade receivables under the A/R Facility. Neither the Originator nor Trade Receivables SPE guarantees the collectability of the trade receivables or the creditworthiness of obligors thereunder. However, the Company has provided a guaranty of performance in respect of the obligations of the Originator under the Second Amended and Restated Receivables Sale Agreement and the Receivables Purchase Agreement.

Copies of the Receivables Purchase Agreement and the Second Amended and Restated Receivables Sale Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K. The foregoing description of the A/R Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement and the Second Amended and Restated Receivables Sale Agreement, which are incorporated by reference herein.

Item 1.02 Termination of a Material Agreement.

In connection with entering into the A/R Facility, on December 18, 2013, the Company terminated its previously existing $1.0 billion accounts receivable securitization facility that was evidenced by that certain Amended and Restated Receivables Purchase Agreement (the “Amended and Restated Receivables Purchase Agreement”), dated as of October 1, 2011, by and among the Originator, Trade Receivables SPE, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, as sole lead arranger, and certain committed purchasers and conduit purchasers, managing agents and letter of credit issuers that were parties thereto. The previously existing accounts receivable securitization facility was set to expire on June 30, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 with respect to the A/R Facility is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Receivables Purchase Agreement, dated as of December 18, 2013, by and among MPC Trade Receivables Company LLC, Marathon Petroleum Company LP, The Bank of Tokyo-Mitsubishi UFJ., Ltd., New York Branch, as administrative agent and sole lead arranger, certain committed purchasers and conduit purchasers that are parties thereto from time to time and certain other parties thereto from time to time as managing agents and letter of credit issuers.

10.2	Second Amended and Restated Receivables Sale Agreement, dated as of December 18, 2013, by and between Marathon Petroleum Company LP and MPC Trade Receivables Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: December 23, 2013	By:	/s/ J. Michael Wilder
J. Michael Wilder
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Receivables Purchase Agreement, dated as of December 18, 2013, by and among MPC Trade Receivables Company LLC, Marathon Petroleum Company LP, The Bank of Tokyo-Mitsubishi UFJ., Ltd., New York Branch, as administrative agent and sole lead arranger, certain committed purchasers and conduit purchasers that are parties thereto from time to time and certain other parties thereto from time to time as managing agents and letter of credit issuers.

10.2	Second Amended and Restated Receivables Sale Agreement, dated as of December 18, 2013, by and between Marathon Petroleum Company LP and MPC Trade Receivables Company LLC.